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                                                                     EXHIBIT 28A

                    First Chicago Credit Card Master Trust II
                    Trust Performance by Series - April 2001
                             Excess Spread Analysis


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Series                                      95-M        95-O       96-Q        96-S        97-U        98-V
Deal Size                                 $500MM      $500MM     $900MM      $700MM      $400MM       $1BIL
Expected Maturity                       10/15/02    12/16/02    2/15/02    12/16/02    10/15/02    10/15/01
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

Yield                                     22.41%      22.41%     22.41%      22.41%      22.41%      22.41%
Less Coupon                                5.29%       5.29%      5.18%       5.20%       5.18%       5.34%
        Servicing Fee                      1.50%       1.50%      1.50%       1.50%       1.50%       1.50%
        Net Credit Losses                  7.35%       7.35%      7.35%       7.35%       7.35%       7.35%
Excess Spread:
        April-01                           8.27%       8.27%      8.38%       8.36%       8.38%       8.22%
        March-01                           9.17%       9.17%      9.27%       9.26%       9.27%       9.09%
        February-01                        8.08%       8.07%      8.18%       8.16%       8.18%       7.99%
Three Month Average Excess Spread          8.51%       8.50%      8.61%       8.59%       8.61%       8.43%

Delinquency*:
        30 to 59 Days                      1.29%       1.29%      1.29%       1.29%       1.29%       1.29%
        60 to 89 Days                      0.91%       0.91%      0.91%       0.91%       0.91%       0.91%
        90+ Days                           1.95%       1.95%      1.95%       1.95%       1.95%       1.95%
        Total                              4.15%       4.15%      4.15%       4.15%       4.15%       4.15%

Payment Rate                              30.02%      30.02%     30.02%      30.02%      30.02%      30.02%


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Series                                      99-W        99-X       99-Y
Deal Size                                 $750MM      $750MM     $550MM
Expected Maturity                        3/15/02     6/16/03    8/15/03
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

Yield                                     22.41%      22.41%     22.41%
Less Coupon                                5.24%       5.28%      5.28%
        Servicing Fee                      1.50%       1.50%      1.50%
        Net Credit Losses                  7.35%       7.35%      7.35%
Excess Spread:
        April-01                           8.32%       8.28%      8.28%
        March-01                           9.22%       9.18%      9.18%
        February-01                        8.12%       8.09%      8.08%
Three Month Average Excess Spread          8.55%       8.51%      8.51%

Delinquency*:
        30 to 59 Days                      1.29%       1.29%      1.29%
        60 to 89 Days                      0.91%       0.91%      0.91%
        90+ Days                           1.95%       1.95%      1.95%
        Total                              4.15%       4.15%      4.15%

Payment Rate                              30.02%      30.02%     30.02%

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